Exhibit 10.9

JOURNAL MEDIA GROUP, INC.

SEVERANCE AND RETENTION GUIDELINES
FOR CERTAIN FORMER JOURNAL COMMUNICATIONS, INC. EMPLOYEES

Definitions

(a)	Company: Journal Media Group, Inc., a Wisconsin corporation with its principal office and place of business in Milwaukee, Wisconsin, and any subsidiary or successor thereof now or hereinafter created.

(b)
Continuing Health Benefit: If the Participant and/or his or her dependents timely elect to continue group medical coverage within the meaning of Internal Revenue Code Section 4980B(f)(2) with respect to a group health plan sponsored by the Company or an affiliate, then the Company shall pay to the Participant monthly the amount of the continuation coverage premium for the same type and level of group health plan coverage received by the Participant and his or her electing dependents immediately prior to the Qualifying Termination of Employment during the Continuing Health Benefit Period.

(c)	Continuing Health Benefit Period: 1 year, for Level 1 Participants; 6 months, for Level 2 Participants; and 3 months, for Level 3 Participants.

(d)	Distribution Time: The “Distribution Time” as defined under the EMA.

(e)	Effective Date: The Distribution Time.

(f)
EMA: The Employee Matters Agreement, dated July 30, 2014, by and among The E.W. Scripps Company, Desk Spinco, Inc., Scripps NP Operating, LLC, a Wisconsin limited liability company (formerly known as Desk NP Operating, LLC), Journal Communications, Inc., Boat Spinco, Inc., and Journal Media Group, Inc.

(g)	Guidelines: These Journal Media Group, Inc. Severance and Retention Guidelines for Certain Former Journal Communications, Inc. Employees.

(h)	JRN MIP: The Journal Communications, Inc. Management Incentive Plan, as in effect as of the Distribution Time.

(i)	JRN Severance and Retention Guidelines: The Journal Communications, Inc. Severance and Retention Guidelines, as in effect as of the Distribution Time.

(j)	Level 1 Participant: A Transferred JRN Employee that had a position of Vice President or above at Journal Communications, Inc.

(k)	Level 2 Participant: A Transferred JRN Employee that had a position of Broadcast Vice President, Journal Communications, Inc. Director/Manager or Key Employee.

(l)	Level 3 Participant: A Transferred JRN Employee who was part of the Corporate Staff at Journal Communications, Inc.

(m)
Master Transaction Agreement: The Master Transaction Agreement, dated July 30, 2014, by and among The E.W. Scripps Company, Desk Spinco, Inc., Scripps NP Operating, LLC, a Wisconsin limited liability company (formerly known as Desk NP Operating, LLC), Journal Communications, Inc., Boat Spinco, Inc., and Journal Media Group, Inc.

(n)	Participant: All Transferred JRN Employees.

(o)
Retention Date: The date that is 6 months following the closing date of the transactions contemplated by the Master Transaction Agreement, or such other date mutually agreed upon by the Participant and Journal Communications, Inc.

(p)	Plan Period: The Effective Date through 5 pm CST on December 31, 2015.

(q)	Qualifying Termination of Employment: Termination of the Participant’s employment by the Company without cause during the Plan Period.

(r)
Transferred JRN Employee: As of the Distribution Time any then current and former participants under the JRN Severance and Retention Guidelines whose primary employment or former employment (respectively) was related to the newspaper business of Journal Communications, Inc. or any employee that has been designated by Journal Communications, Inc. as a “Transferring Journal Employee” (as defined in the EMA) on Section 1.01 of the Schedule to the EMA.

Severance Benefits

Participants shall be entitled to the following severance benefits in the event of a Qualifying Termination of Employment.

I.	Level 1 Employee

•	Cash severance in an amount equal to one year of the Participant’s then-current annual base salary, payable in a single lump sum within 60 days following the Qualifying Termination of Employment

•	Continuing Health Benefit

•	Individual outplacement services

•	Accelerated vesting of Journal Communications, Inc. equity awards or replacement equity awards

II.	Level 2 Employee

•
Cash severance in an amount equal to the greater of 6 months of the Participant’s then-current annual base salary or two weeks for every year of service (including service at both Journal Communications, Inc. and Journal Media Group, Inc., if applicable), subject to a maximum of 40 weeks, payable in a single lump sum within 60 days following the Qualifying Termination of Employment

•	Continuing Health Benefit

•	Individual outplacement services

•	Accelerated vesting of Journal Communications, Inc. equity awards or replacement equity awards

III.	Level 3 Employee

•
Cash severance in an amount equal to 2 weeks of the Participant’s then-current annual base salary for every year of service (including service at both Journal Communications, Inc. and Journal Media Group, Inc., if applicable), subject to a minimum of 6 weeks and a maximum of 40 weeks, payable in a single lump sum within 60 days following the Qualifying Termination of Employment

•	Continuing Health Benefit

•	Group outplacement services

Retention Bonuses

The Level 1 Employees identified on Schedule I hereto shall be entitled to receive a retention bonus in an amount equal to his or her 2015 target bonus under the JRN MIP, payable in a single lump sum within 30 days following the Retention Date, provided that such Participant remains employed by the Company on the Retention Date.

The Level 2 and Level 3 Employees identified on Schedule II hereto shall be entitled to receive a retention bonus equal to the amount set forth opposite his or her name on such Schedule II, payable in a single lump sum within 30 days following the Retention Date, provided that such Participant remains employed by the Company on the Retention Date.

Pro-Rated JRN MIP Payment

Participants in the JRN MIP shall receive a payout assuming achievement of performance goals at the “target” level, prorated based upon the length of time within calendar year that has elapsed prior to closing date of the transactions contemplated by the Master Transaction Agreement.

Amendment and Termination

These Guidelines may be amended from time to time in any respect by the Company; provided, however, that, during the Plan Period, the Company may not amend or terminate these Guidelines in a manner that adversely affects the rights of a Participant.

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